Exhibit 99.1

ClearSign Technologies Corporation Provides Second Quarter 2022 Update

TULSA, Okla., September 1, 2022 -- ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today provides an update on operations for the second quarter ended June 30, 2022.

“We have made significant headway this quarter in both major product lines, including sales development and advancing our technology,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “Progress on existing projects has been good, with the timeline of our largest project accelerating and a significant follow on order received; we have greatly increased proposal and sales activity and expect to make further announcements soon; and finally we have approval to return to China in person and look forward to continuing our development there.”

Recent strategic and operational highlights during and subsequent to the second quarter of 2022 include:

Received Follow On Purchase Order for California Refinery Multi Heater Project: The order is to proceed with the next phase in the previously announced twenty burner project for a California refinery and is for the purchase of four burners for testing, the multi burner test and other ancillary items. The timing and scope of this order is due to the acceleration of the project timeline. The engineering and computer modelling for this project has been completed and the remaining timeline for this project has been accelerated. The Company expects an additional purchase order for the manufacture and supply of the remaining sixteen burners during the fourth quarter of this year.

Announced an Enclosed Oxidizer Sale to Canada Based Hydrogen Technology Production Company: The company closed a sale of a ClearSign Core™ enclosed oxidizer for installation in a pilot scale hydrogen production plant.  The Canadian customer is developing a breakthrough technology for the production of clean hydrogen.

Announced the Appointment of Energy Industry Veteran Gary DiElsi to the Board of Directors: Mr. DiElsi is a seasoned energy executive with a broad background of over 40 years of experience from private equity, major global enterprises, smaller industrial companies, and startup ventures, including both turnaround and growth situations. He is filling the open position from which Bruce A. Pate stepped down from.

Closed an underwritten public offering of Common Stock and Full Exercise of Purchase Right Granted to clirSPV LLC: The Company closed an offering of 4,186,000 shares of its common stock at a price to the public of $1.11 per share. The total offering included 546,000 shares issued pursuant to the full exercise of the underwriter's over-allotment option.  Gross proceeds to ClearSign from this offering were approximately $4,646,460 before deducting underwriting discounts, commissions and other offering expenses. As a result of the Company's underwritten public offering completed on June 1, 2022, and pursuant to their Purchase Right, clirSPV LLC purchased its entire allotment of 1,591,594 shares for net proceeds of approximately $1,740,000 to the Company.  ClearSign intends to use the net proceeds from the offering for working capital, research and development, marketing and sales, and general corporate purposes.

Awarded Grant from Department of Energy to Develop a Hydrogen Fueled Ultra Low NOx Process Burner: The Company was awarded a government grant through the Small Business Innovative Research (SBIR) program with the Department of Energy. The goal of this project is to develop ultra-low NOx hydrogen burner technology which will enable the adoption of hydrogen fuel for industrial heating, leading to reductions in the industrial emissions of both carbon dioxide and nitrogen oxides. The project and funding are in phases.  The initial funding amount is approximately $250,000 and the project will last six months starting at the end of June. If needed, and upon completion of the Phase 1 work, the Company will be able to submit a follow-up proposal to continue the development work with a Phase 2 grant. Phase 2 grant funding can be up to $1.6 million for a two-year duration.

Cash and cash equivalents were approximately $9,007,000 on June 30, 2022.

There were 37,951,559 shares of the Company’s common stock issued and outstanding as of August 1, 2022.

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-866-372-4653 within the U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at  https://app.webinar.net/ky4KLm5LgR2 or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. Conference ID #3932241. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, our ability to successfully install our burners in the California refinery and complete the anticipated project within the updated timeline, our performance of the Phase I work and likelihood that we submit, and are approved, for Phase II grant funding, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

PART I-FINANCIAL INFORMATION

ITEM 1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ClearSign Technologies Corporation and Subsidiary

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)	June 30,	December 31,
	2022	2021
ASSETS

Current Assets:
Cash and cash equivalents	$9,007	$7,607
Accounts receivable, net		33
Contract assets	486	39
Prepaid expenses and other assets	605	345
Total current assets	10,098	8,024

Fixed assets, net	477	530
Patents and other intangible assets, net	812	799
Other assets	10	10

Total Assets	$11,397	$9,363

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$356	$224
Current portion of lease liabilities	227	205
Accrued compensation and related taxes	285	218
Contract liabilities	84	84
Total current liabilities	952	731
Long Term Liabilities:
Long term lease liabilities	252	350
Total liabilities	1,204	1,081

Commitments and contingencies (note 7)

Stockholders’ Equity:
Preferred stock, $0.0001 par value, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value, 36,349,881 and 31,581,666 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	4	3
Additional paid-in capital	96,083	91,035
Accumulated other comprehensive income (loss)	(1)	9
Accumulated deficit	(85,893)	(82,765)
Total ClearSign Technologies Corporation stockholders' equity	10,193	8,282
Noncontrolling Interest	—	—
Total equity	10,193	8,282

Total Liabilities and Equity	$11,397	$9,363

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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ClearSign Technologies Corporation and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues	$—	$—	$—	$363
Cost of goods sold	—	505	—	730

Gross loss	—	(505)	—	(367)

Operating expenses:
Research and development	188	472	296	1,298
General and administrative	1,472	1,565	2,881	2,898

Total operating expenses	1,660	2,037	3,177	4,196

Loss from operations	(1,660)	(2,542)	(3,177)	(4,563)

Other income
Gain on forgiveness of debt	—	251	—	251
Gain from sale of assets	14	—	37	—
Other income, net	8		12	—
Total other income	22	251	49	251

Net loss	(1,638)	(2,291)	(3,128)	(4,312)
Net loss attributed to non-controlling interest	—	1	—	—
Net Loss	$(1,638)	$(2,290)	$(3,128)	$(4,312)

Net loss per share - basic and fully diluted	$(0.05)	$(0.07)	$(0.09)	$(0.14)

Weighted average number of shares outstanding - basic and fully diluted	33,541,408	31,314,816	33,378,054	30,922,871

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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